Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-169377, 333-51494, and 333-143770), Form S-3 (No. 333-169379) and Form S-4 (No. 333-185318) of our report dated January 28, 2016 relating to the consolidated financial statements of Jefferies Finance LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Jefferies Group LLC and its subsidiaries for the year ended November 30, 2015.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 29, 2016